January 17th, 2008                         FOR IMMEDIATE RELEASE

Language Access Network Enters Into Definitive Agreement to Sell T-LAN

Transaction to Improve Balance Sheet and Position The Company For Future Acquisitions

COLUMBUS, Ohio - Language Access Network (OTCBB: LANW), announced today that it has entered into a definitive agreement with Interim Support, LLC, to purchase certain assets of its wholly owned subsidiary Language Access Network, LLC.(T-LAN) for $1.25 million, through the assumption of debt by the purchaser. The sale of TLAN will allow the Company to focus on the development of IBeam Solutions, LLC. (IBeam), and to pursue acquisitions.
In conjunction with the sale of the subsidiary, effective Jan. 16, 2008, the Company appointed Eric Schmidt, President of IBeam, as its new Chief Executive Officer and Director, and accepted the resignation of Michael Guirlinger, the former CEO, and other Directors and Officers.

“We believe we are well positioned to grow IBeam and make attractive acquisitions,” said Mr. Schmidt. “The sale of TLAN will enhance our balance sheet, improve our financial results and allow us to, grow IBeam Solutions, which grossed $2MM in 2007 with an 11% EBITDA, and to acquire viable companies to help build a brighter future.”

Additional details of the transaction can be found in LANW’s 8K filing with the SEC.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in a companies' annual report on Form 10-K or 10-KSB and other filings made by such company with the Securities and Exchange Commission.

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Corporate
Language Access Network, Inc.
IBeam Solutions, LLC.
614-833-9713
info@ibeamsolutions.com